                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in Post-Effective Amendment No. 6 to the Registration Statement of TransTexas Gas Corporation on Form S-3 (File No. 33-91494) of our report dated May 1, 1997 relating to our audit of the consolidated balance sheet of TransTexas Gas Corporation as of January 31, 1997 and 1996 and July 31, 1995 and 1994; the related consolidated statements of operations and cash flows for the year ended January 31, 1997, the six months ended January 31, 1996 and each of the three years in the period ended July 31, 1995, and the statement of stockholders' deficit for the year ended January 31, 1997, the six months ended January 31, 1996 and each of the two years in the period ended July 31, 1995. We also consent to the reference to our firm under the caption "Independent Accountants."


                                               COOPERS & LYBRAND L.L.P.


Houston, Texas
October 15, 1997